                                                                     EXHIBIT 5.1


                               WINSTON & STRAWN
                             35 West Wacker Drive
                            Chicago, Illinois 60601

                                August 11, 2000


Smurfit-Stone Container Corporation
150 North Michigan Avenue
Chicago, Illinois 60601

           Re:  Registration Statement on Form S-4

Dear Ladies and Gentlemen:

     We have acted as special counsel to Smurfit-Stone Container Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed on behalf of the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1993, as amended (the "Securities Act"). The Registration Statement relates to (i) 4,599,300 shares of the Company's 7% Series A Cumulative Exchangeable Redeemable Convertible Preferred Stock, $0.01 par value per share (the "Preferred Stock"), which are to be issued in connection with the merger (the "Merger") of SCC Merger Co., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), with and into Stone Container Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Stone Container"), pursuant to the Agreement and Plan of Merger, dated as of August 8, 2000, by and among the Company, Merger Sub, and Stone Container (the "Merger Agreement"); (ii) an additional 1,000,700 shares of Preferred Stock, which may be issued from time to time upon the declaration of dividends in respect of the Preferred Stock by the Company's board of directors; (iii) an indeterminate number of shares of the Company's common stock, $.01 par value per share (the "Common Stock"), which may be issued from time to time in connection with the conversion or redemption of the Preferred Stock; and (iv) an indeterminate principal amount of the Company's 7% Convertible Subordinated Exchange Debentures due 2012 (the "Debentures" and, together with the Preferred Stock and the Common Stock, collectively, the "Registered Securities"), which may be issued in exchange for the Preferred Stock.

     This opinion letter is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

August 11, 2000
Smurfit-Stone Container Corporation
Page 2

     In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the commission [and as amended through the date hereof]; (ii) the certificate of incorporation of the Company, as currently in effect; (iii) the by-laws of the Company as currently in effect; (iv) the form of certificate of designation establishing the designation, preferences and rights of the Preferred Stock (the "Certificate of Designation"); (v) the form of indenture governing the Debentures (the "Indenture"); (vi) the Merger Agreement; and (vii) resolutions of the board of directors of the Company relating to, among other things, the consummation of the Merger and the transactions contemplated in the Merger Agreement, the issuance of the Registered Securities and the filing of the Registration Statement. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The issuance of the Registered Securities has been duly authorized by requisite corporate action on the part of the Company.

     2. With respect to the Preferred Stock covered by the Registration Statement, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act, (ii) the Certificate of Designation relating to the Preferred Stock shall have been filed with the Secretary of State of the State of Delaware, and (iii) the shares of Preferred Stock shall have been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid, and nonassessable.

     3. With respect to the Common Stock covered by the Registration Statement, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act, and (ii) the Common Stock shall have been issued (a) upon conversion or redemption of the Preferred Stock in accordance with the Certificate of Designation or (b) upon conversion of the Debentures in accordance with the Indenture, the Common Stock will be validly issued, fully paid, and nonassessable.

     4. With respect to the Debentures covered by the Registration Statement, when (i) the Indenture shall have been duly executed and delivered, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act, and
(iii) the Debentures shall have been duly executed and authenticated in accordance with the

August 11, 2000
Smurfit-Stone Corporation
Page 3

Indenture and issued in exchange for the Preferred Stock in accordance with the Certificate of Designation, the Debentures will be the valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with the terms thereof except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     The foregoing opinions are limited to the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance of the Registered Securities.

     We hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                              Very truly yours,

                              /s/ WINSTON & STRAWN